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                                                                      Exhibit 24


                               POWER OF ATTORNEY


        I, Robert S. Salomon, Jr., hereby authorize Arthur Zeikel, Terry K. Glenn, Gerald M. Richard and Ira P. Shapiro, or any of them, as attorney-in-fact, to sign on my behalf any and all amendments to the Registration Statement for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: Merrill Lynch Asset Growth Fund, Inc., Merrill Lynch Asset Income Fund, Inc. and Merrill Lynch Variable Series Funds, Inc.

Dated: April 24, 1996




                                  /s/ Robert S. Salomon, Jr.
                                 -------------------------------------
                                      Robert S. Salomon, Jr.
                                      (Director of each above referenced
                                      Maryland corporation)